Exhibit 99.1

For Immediate Release
Spanish Broadcasting System Launches New U.S.
Hispanic Television Channel
Mega TV Channel 22 will leverage SBS
proprietary content to fuel growth
Coconut Grove, FL, March 1, 2006 — Spanish Broadcasting System, Inc. (“SBS”; NASDAQ: SBSA) today announced the launch of Mega TV Channel 22 (WSBS-TV), the Company’s television debut in the South Florida market. Mega TV will showcase a rich programming lineup featuring televised versions of some of Miami’s top radio shows, a daring debate show, dance and music contests, reality and entertainment shows and an interactive spy game show, to name but a few of the genres that will begin airing this week.
“The launch of Mega TV reflects our long term vision of creating multiple branded entertainment channels that will further unlock the substantial value of our proprietary content”, said Raúl Alarcón, Jr., Chairman and Chief Executive Officer of SBS. “This content consistently generates substantial audience shares in the nation’s largest Hispanic markets. When combined with several fresh and engaging new shows, we are certain Mega TV is an ideal platform in which to extend our winning brands.”
SBS credits part of its success as an entertainment leader to its long-standing relationships with some of the top artists and entertainers in the Hispanic market, which it hopes to leverage in its expansion into television. “SBS has enjoyed the incredible support of the country’s top Hispanic musical talent, record labels, promoters and business partners for many years” added Alarcón. A private launch party in honor of the on-air talent, artists, celebrities and industry veterans that have assisted SBS throughout its twenty-three year history has been scheduled for March 4th.
“Mega TV provides an opportunity for SBS to revolutionize the U.S. Hispanic television industry by delivering fresh content that is relevant and reflective of the modern-day Hispanic TV viewer”, said Cynthia Hudson Fernandéz, Executive Vice President and Chief Creative Officer for SBS. “Our target audience consists of U.S. Hispanics, aged 18 to 49, with entertainment tastes that are contemporary and varied yet share a common Latino cultural expression.”
Along with Mega TV, Ms. Hudson will also oversee the rebranding and expansion of the SBS New Media unit, which currently includes over a dozen local radio station Web sites as well as its main portal, www.lamusica.com and the newly inaugurated www.mega.tv. The intention is to position SBS as a multimedia powerhouse with strategic holdings in radio, television, the internet, concert promotion and the creation, production and distribution of branded entertainment.

Mega TV Program Highlights:
El Vacilón:
The #1 radio show in Miami is the inspiration for this hilarious comedy half-hour where Enrique Santos and Joe Ferrero bring their raucous brand of humor, which has racked up unprecedented ratings, to TV. Comedy, irreverence, creativity and a fresh production style will make “El Vacilón” a favorite in Miami. Enrique and Joe will surprise us with sketches, parodies, hidden-camera pranks and other surprise segments that will leave viewers begging for more! Mon-Thurs 9:30 p.m.
Zona Cero:
Few phenomena are as surprising and intense as Javier Ceriani and Omar Moynelo as evidenced by their radio show, part of the SBS one-two punch on Miami mornings. Omar’s magnetic personality and intelligence have made him one of the most respected radio and television personalities in Miami. Javier is one of the best-informed entertainment critics and his caustic comments never fail to delight the audience. Together they will present an hour full of news, interviews, skits and unscripted situations that could only happen on “Zona Cero.” Mon-Fri 10:00 p.m.
El NotiCero:
Presented as a short daily segment within “Zona Cero” every weekday, this tongue-in-cheek newscast will also be a full half hour weekend program. “El NotiCero” will present the “real” truth the other newscasts are too afraid to report, reminding us that fact is often a lot funnier than fiction! Sun 7:30 p.m.
LaMusica.com:
“LaMusica.com” will showcase celebrity gossip, entertainment news, movie premieres and more. Anything and everything in the world of music and entertainment will be featured on “LaMusica.com”, including interviews with artists and celebrities. Woven into every aspect of the program is a focused, yet unobtrusive, product integration strategy allowing sponsors to place their products and logos in full view of this young, hip, early adopter audience. Mon-Fri 5:00 to 7:00 p.m.
Polos Opuestos:
Renowned Hispanic journalist Maria Elvira Salazar is back with her own signature show and a MEGA TV original production. “Polos Opuestos” is a hybrid debate/game show highlighting opposing viewpoints on today’s controversial issues and events. Multiple Emmy award-winning journalist Salazar will tackle those polemic and divisive issues that her colleagues dare not expose. Her original format consists of two opposing three-member expert panels attempting to convince the audience of the validity of their point of view. The audience votes for the “winning” panel and determines the awarding of a cash prize. Starts April 3rd.

Dímelo Bailando:
The dance contest takes center stage as we witness local couples vying for the crown as South Florida’s top dancers. “Dímelo Bailando” is about passion, skill, rhythm and the desire (and talent!) to be the very best. Each week 10 couples start elimination trials until only one remains as the pulse-pounding competition reaches its zenith during finals. The final week brings all the champions back for a tournament that’s bound to have everyone on the edge of their seats wondering who will win the ultimate prize! Alternating weekdays at 10:00 p.m.
Oye Mi Canto:
A talent competition open to anyone wishing to express their passion for singing and music. At the beginning of each show, our talent-hunters will search the city, looking for contestants. The star “wannabes” chosen for the show will be taken to a nearby stage, where each one will sing “karaoke” style in front of a live audience and three very opinionated judges. Alternating weekdays at 10:00 p.m.
22 Minutos:
In just twenty two minutes, counted down on screen, Claudia G will take you places that will mystify while introducing you to incredibly fascinating people. Some guests are famous, some are not, but all of them are, in a word, mesmerizing. On “22 Minutos” you will travel to some of the most unusual places and events imaginable. Claudia G may be in the Florida Everglades feeding an albino alligator one day and in Hollywood the next covering a TV executive who left the hustle and bustle behind to become a Buddhist monk. Mon-Fri 7:30 p.m.
El Círculo:
Once a week El Nuevo Herald’s society editor Ana Remos highlights the hottest parties, the most extravagant homes, private planes, yachts, boutiques and extracurricular hobbies of South Florida’s social scene. Filmed on location at some of the region’s most exclusive sites, “El Círculo” will also introduce the viewer to Miami’s glitterati as they take us through a tour of their world and show us what it’s like to part of the “in-crowd.” Tues 9:00 p.m.
Puerta Astral:
Mauricio Puerta is unlike any astrologer you’ve ever met. He skips the costumes and long flowing robes, opting instead for a business suit. Breaking further with tradition, Mr. Puerta does not believe in horoscopes! He says that only a detailed astrological chart tailored for a specific situation or person can be truly effective, and his clients run the gamut from heads of state to international jet-set celebrities. Now he brings his unique talents to Mega TV in “Puerta Astral”. Thurs 9:00 p.m.

Entre Fichas:
In the Latino and, especially, in the Cuban home, “Dominoes” means a lot more than just a game. Passion, strategy, pride and lively conversation are some of the many aspects of an exciting ritual that unites generations and creates lifetime bonds. “Entre Fichas” takes this exciting game and brings it to television in a format similar to “World Series Poker” with commentary from experts, play-by-play analysis, and all the fun and conversation that can only happen around the classic domino table. Fri 9:00 p.m.
Complot:
Spy vs. spy intrigue comes to your home as one of the most innovative game shows on television! Four would-be spies try to solve puzzles under the watchful eye of Agent Cero and his beautiful lieutenant Sombra as they try to survive their first assignment. But it won’t be easy as Cero and Sombra put them through the paces and viewers wait for clues that will allow them to share in the winner’s prize! If a viewer guesses the contestant’s identity via SMS phone messaging, he or she will receive half the winnings! Starts April 1st.
Mega Musicales:
SBS is music and Mega TV brings that legacy to television through “sold out” concerts and “unplugged” events recorded live with some of the biggest stars including Shakira, Daddy Yankee and others. Every weekend, “Mega En Vivo” will highlight new performances, making Mega TV the home of music, concerts and the best live shows from around the world. Fri 8:00 p.m.
About Spanish Broadcasting System, Inc.
Spanish Broadcasting System, Inc. is the largest publicly traded Hispanic-controlled media and entertainment company in the United States. SBS owns and operates 20 radio stations located in the top Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, including the #1 Spanish-language radio station in America, WSKQ-FM in New York City, as well as 3 of the Top 4 rated radio stations airing the Tropical, Regional Mexican, Spanish Adult Contemporary and Hurban format genres and the highest billing Latino-formatted stations in each of the three largest U.S. Hispanic markets. The Company also produces live concerts and events throughout the U.S. and Puerto Rico. On July 13, 2005 the Company announced the acquisition of WDLP-TV, a full-power television station serving South Florida. The Company also operates LaMusica.com, a bilingual Spanish-English online site providing content related to Latin music, entertainment, news and culture. The Company’s corporate Web site can be accessed at www.spanishbroadcasting.com
Media and Press:
Ardi Dwornik
Spanish Broadcasting System, Inc.
2601 S. Bayshore Drive
Suite 2020
(305) 644-4800, ext. 405
adwornik@sbscorporate.com